UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

DUKE ENERGY CORPORATION
(a Delaware corporation)
1-32853	550 South Tryon Street	20-2777218
Charlotte, North Carolina 28202-1803
704-382-3853

1-4928	DUKE ENERGY CAROLINAS, LLC	56-0205520
(a North Carolina limited liability company)
526 South Church Street
Charlotte, North Carolina 28202-1803
704-382-3853

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

☐        Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.   Other Events.

On June 22, 2018, the North Carolina Utilities Commission (the “NCUC”) issued an order (the “Order”) approving, without modification, the Agreement and Stipulation of Partial Settlement between Duke Energy Carolinas, LLC (“DEC”) and the Public Staff - North Carolina Utilities Commission (the “Stipulation”) which settled certain issues in the rate case proceeding which DEC filed on August 25, 2017, with the NCUC. The Stipulation included, among other things, a return on equity of 9.9% based upon a capital structure of 52% equity and 48% debt, and the return to customers of North Carolina state excess deferred income taxes over four years through a rider. The Order denied the Pilot Grid Rider Agreement and Stipulation entered into by DEC and intervenors Environmental Defense Fund, Sierra Club and North Carolina Sustainable Energy Association.

The Order also resolves the outstanding items in the rate case proceeding, including implementation of the Federal Tax Cuts and Jobs Act; the cancelation and treatment of costs for the Lee Nuclear Project; DEC’s proposal for a Grid Reliability and Resiliency Rider and the recovery of deferred coal ash costs. A summary providing the details of the Order is attached to this Form 8-K as Exhibit 99.1.

As outlined in the attached summary, DEC is currently seeking clarification from the NCUC on certain items that were not clearly addressed by the Order.

The preliminary estimate for rate base for DEC’s retail customers in North Carolina addressed in the rate case is approximately $14.1 billion. New rates will become effective one day after the NCUC approves the filing by DEC recalculating the revenue requirement based on the findings and conclusions in the Order, currently estimated by mid-July. As a result of the Order, Duke Energy Corporation will take an estimated pre-tax impairment charge of approximately $150 million in the second quarter of 2018 which will be excluded from adjusted diluted earnings per share and treated as a special item.

Item 9.01.   Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1	Duke Energy Carolinas Summary of Order Issued by the North Carolina Utilities Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: June 25, 2018	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, External Affairs, Chief Legal Officer and Corporate Secretary

DUKE ENERGY CAROLINAS, LLC

Date: June 25, 2018	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, External Affairs, Chief Legal Officer and Secretary